                                                                   Exhibit 99.05

                  HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                                    March 31,    December 31,
                                                      1999           1998
ASSETS                                            -------------  -------------
Investment in communication systems:
  Property, plant and equipment.................. $ 272,169,256  $ 263,403,285
  Less accumulated depreciation..................  (135,639,763)  (130,181,567)
                                                  -------------  -------------
      Net property, plant and equipment..........   136,529,493    133,221,718
  Intangible assets, net of accumulated
   amortization of $45,151,873 and $42,835,456 at
   March 31, 1999 and December 31, 1998..........    82,574,349     81,139,660
                                                  -------------  -------------
      Total investments..........................   219,103,842    214,361,378
Cash and cash equivalents........................     4,676,595      3,645,097
Accounts receivable, net of allowance for
 doubtful accounts of $285,110 and $302,713 at
 March 31, 1999 and December 31, 1998............     6,069,477      5,645,661
Short-term investments and marketable
 securities......................................   100,310,987     96,775,048
Investment in and advances to affiliate..........    10,366,359     10,413,236
Notes receivable, stockholders and affiliates....     6,632,736      6,775,528
Prepaid expenses and other assets................    14,040,249     13,353,302
                                                  -------------  -------------
      TOTAL...................................... $ 361,200,245  $ 350,969,250
                                                  =============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Debt........................................... $ 293,804,155  $ 284,179,226
  Accounts payable and accrued expenses..........    19,645,676     23,857,491
  Deferred taxes.................................     9,626,200      9,626,200
                                                  -------------  -------------
      Total liabilities..........................   323,076,031    317,662,917
                                                  -------------  -------------
Commitments and contingencies
Minority interest in consolidated subsidiary.....     1,000,000      1,000,000
Stockholders' equity:
  Common stock--$10 par value; authorized 100,000
   shares; issued and outstanding 48,168 shares
   at March 31, 1999 and December 31, 1998.......       481,685        481,685
  Retained earnings..............................    23,625,108     23,316,448
  Accumulated other comprehensive income.........    13,017,421      8,508,200
                                                  -------------  -------------
      Total stockholders' equity.................    37,124,214     32,306,333
                                                  -------------  -------------
      TOTAL...................................... $ 361,200,245  $ 350,969,250
                                                  =============  =============

           See notes to condensed consolidated financial statements.

                  HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                  (UNAUDITED)

                                                         Three months ended
                                                              March 31,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
REVENUES.............................................  $34,764,181  $27,636,695
COSTS AND EXPENSES:
  Operating expenses.................................   13,686,839   10,849,624
  General and administrative expenses................    8,972,052    6,569,683
  Depreciation and amortization......................    7,793,282    3,990,420
                                                       -----------  -----------
      Total costs and expenses.......................   30,452,173   21,409,727
                                                       -----------  -----------
OPERATING INCOME.....................................    4,312,008    6,226,968
                                                       -----------  -----------
OTHER (EXPENSE) INCOME:
  Interest expense...................................   (5,419,923)  (3,803,496)
  Interest income....................................    1,246,479    1,156,397
  Gains on businesses and assets sold................      334,125      347,083
  Life insurance proceeds............................           --    4,423,445
  Equity in net loss of affiliate....................     (262,757)          --
  Other..............................................      108,751     (170,000)
                                                       -----------  -----------
      Total other (expense) income...................   (3,993,325)   1,953,429
                                                       -----------  -----------
INCOME BEFORE INCOME TAX PROVISION ..................      318,683    8,180,397
INCOME TAX PROVISION (BENEFIT) ......................       10,023   (7,776,909)
                                                       -----------  -----------
NET INCOME...........................................      308,660   15,957,306
OTHER COMPREHENSIVE INCOME, NET OF TAX--Unrealized
 gain on marketable securities, net of tax benefit of
 $0 and $1,545,896 in 1999 and 1998..................    4,509,221    5,936,394
                                                       -----------  -----------
COMPREHENSIVE INCOME.................................  $ 4,817,881  $21,893,700
                                                       ===========  ===========

           See notes to condensed consolidated financial statements.

                  HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

             CONDENSED CONSOLIDATED INCOME STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                        Three Months Ended
                                                             March 31,
                                                     --------------------------
                                                         1999          1998
                                                     ------------  ------------
OPERATING ACTIVITIES:
  Net income.......................................  $    308,660  $ 15,957,306
  Adjustments to reconcile net income to net cash
   provided by operating activities--depreciation
   and amortization................................     7,793,282     3,990,420
    Changes in assets and liabilities which
     provided (used) cash:
      Accounts receivable..........................      (423,816)      514,361
      Prepaid expenses and other assets............      (686,947)  (10,876,690)
      Investment in and notes receivable from
       affiliates..................................       189,669       (74,417)
      Short-term investments and marketable
       securities..................................       973,283     4,228,604
      Accounts payable, accrued expenses and
       deferred taxes..............................    (4,211,815)  (11,259,579)
                                                     ------------  ------------
    Net cash provided by operating activities......     3,942,316     2,480,005
                                                     ------------  ------------
INVESTING ACTIVITIES:
  Purchases of cable systems.......................    (3,751,106)     (181,865)
  Purchases of property, plant and equipment.......    (8,784,641)   (4,773,694)
                                                     ------------  ------------
    Net cash used in investing activities..........   (12,535,747)   (4,955,559)
                                                     ------------  ------------
FINANCING ACTIVITIES--Net proceeds from issuance or
 repayment of debt.................................     9,624,929      (366,726)
                                                     ------------  ------------
    Net cash provided by (used in) financing
     activities....................................     9,624,929      (366,726)
                                                     ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.......................................     1,031,498    (2,842,280)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.....     3,645,097     6,114,388
                                                     ------------  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...........  $  4,676,595  $  3,272,108
                                                     ============  ============

           See notes to condensed consolidated financial statements.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         Three-Month Periods Ended March 31, 1999 and 1998 (Unaudited)


(1) Basis of Presentation

  The accompanying unaudited condensed consolidated financial statements of Harron Communications Corp. and subsidiaries (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for presentation of financial position, results of operations and cash flows required by generally accepted accounting principles. The December 31, 1998 condensed consolidated balance sheet was derived from the Company's audited consolidated financial statements. The information furnished reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair summary of the financial position, results of operations and cash flows. The condensed consolidated financial statements should be read in conjunction with the audited historical consolidated financial statements of the Company and notes thereto for the year ended December 31, 1998.

(2) Acquisitions

  In February 1999, the Company purchased the assets of a cable television system that serves communities in Michigan for approximately $4.4 million. The Company accounted for this acquisition under the purchase method of accounting. As such, the Company allocated the purchase price of the system based on the fair value of the assets acquired and liabilities assumed as determined by an independent appraisal. The excess consideration over the fair value of the net tangible assets has been allocated to franchise costs, which are being amortized over 10 years. The pro forma effects of this transaction on the Company's operations were not significant.

(3) Debt

  Debt consists of the following:

                                                        March 31,   December 31,
                                                           1999         1998
                                                       ------------ ------------
Term loan............................................. $ 75,000,000 $ 75,000,000
Revolving credit loan.................................  215,500,000  205,500,000
Other secured debt....................................    3,304,155    3,679,226
                                                       ------------ ------------
                                                       $293,804,155 $284,179,226
                                                       ============ ============

(4) Income Taxes

  In March 1998, the shareholders of the Company made an election under the Internal Revenue Code to treat the Company as a qualified sub-chapter S Corporation effective January 1, 1998. Accordingly, the Company recorded a reversal of a portion of the deferred tax liabilities at December 31, 1997 during the three-month period ended March 31, 1998. However, the Company was subject to a corporate level tax for certain built-in gains present at the date of conversion which may be realized within a ten-year period following its election to be treated as a sub-chapter S Corporation. A total of $7,989,000 related to the deferred tax liability at December 31, 1997 was reversed into income in the consolidated statement of income and comprehensive income for the three-month period ended March 31, 1998.

(5) Related Parties

  A stockholder of the Company died in January 1998 and the Company received approximately $4,423,000 representing life insurance proceeds during the three-month period ended March 31, 1998.

                 HARRON COMMUNICATIONS CORP. AND SUBSIDIARIES

         Three-Month Periods Ended March 31, 1999 and 1998 (Unaudited)


(6) Segment Information

  The following represents the Company's significant business segments: Cable and Broadcast Television. The components of net income below operating income are not separately evaluated by the Company's management on a segment basis (see the Company's unaudited condensed consolidated statements of income and comprehensive income).

                                          Broadcast   Corporate and
                                 Cable    Television      Other        Total
                              ----------- ----------  ------------- -----------
Three months ended March 31,
 1999:
  Revenues................... $32,708,691 $1,953,218   $   102,272  $34,764,181
  Operating income (loss)
   before depreciation
   and amortization..........  15,407,807   (715,283)   (2,587,234)  12,105,290
  Depreciation and
   amortization..............   7,258,120    179,714       355,448    7,793,282
Three months ended March 31,
 1998:
  Revenues...................  25,775,378  1,861,317            --   27,636,695
  Operating income (loss)
   before depreciation
   and amortization..........  12,161,585    175,451    (2,119,648)  10,217,388
  Depreciation and
   amortization..............   3,415,230    252,523       322,667    3,990,420

(1) Other includes segments not meeting certain quantitative guidelines for reporting as well as elimination entries related to the segments presented.

(2) Operating income before depreciation and amortization is commonly referred to in the Company's businesses as "operating cash flow". Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the Company's businesses and the resulting significant level of noncash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the Company's industry, although the Company's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance.

(7) Subsequent Event

  In April 1999, the Company entered into an agreement with Adelphia Communications Corporation to sell all of its cable operations for approximately $1.17 billion, subject to certain purchase price adjustments and certain customary conditions, including regulatory and other approvals.